EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Second Quarter 2020 Financial Results
EMERYVILLE, Calif., August 5, 2020, -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $26.8 million, or $0.36 per diluted share, for the second quarter ended June 30, 2020, which compares to $58.3 million, or $0.74 per diluted share, in the first quarter ended March 31, 2020 and $39.1 million, or $0.56 per diluted share, in the second quarter ended June 30, 2019. Adjusted net income for the quarter was $29.7 million or $0.40 per diluted share, which compares to $52.7 million or $0.75 per diluted share in the first quarter ended March 31, 2020 and $41.4 million or $0.59 per diluted share in the second quarter ended June 30, 2019. Results for the second quarter ended June 30, 2020, reflect the impact of additional claims and claim expenses incurred on higher default experience in connection with the COVID-19 pandemic. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, "From the start of this crisis, we have taken steps to protect the health and safety of our employees and ensure our continued ability to seamlessly support our lenders and their borrowers. While still early, we have been encouraged by the resiliency we’ve seen in the housing market. Demand has been robust, house prices have continued to rise and record low interest rates have giving more Americans a chance to access homeownership at a time when it’s most critical.” Merkle continued, “This is the time when our customers need us most, and our broadly conservative stance heading into this crisis, and the recent success we have achieved in the capital and reinsurance markets positions us well to continue supporting them and the overall housing market during the COVID-19 pandemic.”

Selected highlights from the second quarter 2020 include:

•Primary insurance-in-force at quarter end was $98.9 billion, up 21% compared to the second quarter of 2019
•New insurance written was $13.1 billion, up 8% compared to $12.2 billion in the second quarter of 2019
•Net premiums earned were $98.9 million, up 19% compared to $83.2 million in the second quarter of 2019
•Underwriting and operating expenses were $30.4 million, including $0.2 million of capital market transaction costs, compared to $32.2 million in the second quarter of 2019, including $0.7 million of capital market transaction costs
•Insurance claims and claim expenses were $34.3 million, compared to $2.9 million in the second quarter of 2019, reflecting higher default experience attributable to the COVID-19 pandemic

•At quarter-end, cash and investments were $1.9 billion and shareholders’ equity was $1.3 billion, equal to $14.82 per share
•Annualized return-on-equity for the quarter was 9.6% and annualized adjusted return-on-equity was 10.7%
•At quarter-end, the company reported total PMIERs available assets of $1.7 billion and net risk- based required assets of $1.0 billion
Concurrent with the release of second quarter earnings, the company has filed a Form 8-K that includes its current assessment of the impact the COVID-19 outbreak will have on the U.S. economy and housing market, and its perspective on the implications for the U.S. mortgage insurance market, and its business performance and financial position. The Form 8-K also includes selected operating statistics for the month ended July 31, 2020. Investors may access the Form 8-K on the company’s website, www.nationalmi.com, in the “Investor Relations” section.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2020	3/31/2020	6/30/2019	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$98.9	$98.5	$81.7	—%	21%
New Insurance Written - NIW
Monthly premium	11.9	10.5	11.1	14%	7%
Single premium	1.2	0.8	1.1	48%	11%
Total (2)	13.1	11.3	12.2	16%	8%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	98.9	98.7	83.2	—%	19%
Insurance Claims and Claim Expenses	34.3	5.7	2.9	503%	1075%
Underwriting and Operating Expenses (3)	30.4	32.3	32.2	(6)%	(6)%
Net Income	26.8	58.3	39.1	(54)%	(31)%
Adjusted Net Income	29.7	52.7	41.4	(44)%	(28)%
Cash and Investments	$1,855	$1,180	$1,053	57%	76%
Shareholders' Equity	1,257	975	812	29%	55%
Book Value per Share	$14.82	$14.15	$11.99	5%	24%
Loss Ratio	34.7%	5.8%	3.5%
Expense Ratio (3)	30.7%	32.7%	38.7%
(1) Percentages may not be replicated based on the rounded figures presented in the table.
(2) Total may not foot due to rounding.
(3) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, August 5, 2020, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 3189949 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such

EXHIBIT 99.1
statements include, but are not limited to: uncertainty relating to the coronavirus ("COVID-19") pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay/Qualified Mortgage Rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1) Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2) Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3) Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4) Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations

EXHIBIT 99.1
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenues	(In Thousands, except for per share data)
Net premiums earned	$98,944	$83,249	$197,661	$157,118
Net investment income	7,070	7,629	15,174	15,012
Net realized investment gains (losses)	711	(113)	639	(300)
Other revenues	1,223	415	2,123	456
Total revenues	107,948	91,180	215,597	172,286
Expenses
Insurance claims and claim expenses	34,334	2,923	40,031	5,666
Underwriting and operating expenses(1)	30,370	32,190	62,647	62,990
Service expenses(1)	1,090	353	1,824	402
Interest expense	5,941	3,071	8,685	6,132
Loss (gain) from change in fair value of warrant liability	1,236	1,685	(4,723)	7,164
Total expenses	72,971	40,222	108,464	82,354

Income before income taxes	34,977	50,958	107,133	89,932
Income tax expense	8,129	11,858	22,014	17,933
Net income	$26,848	$39,100	$85,119	$71,999

Earnings per share
Basic	$0.36	$0.58	$1.20	$1.07
Diluted	$0.36	$0.56	$1.11	$1.04

Weighted average common shares outstanding
Basic	73,617	67,590	71,090	67,143
Diluted	74,174	69,590	72,407	69,348

Loss ratio(2)	34.7%	3.5%	20.3%	3.6%
Expense ratio(3)	30.7%	38.7%	31.7%	40.1%
Combined ratio (4)	65.4%	42.2%	51.9%	43.7%

Net income	$26,848	$39,100	$85,119	$71,999
Other comprehensive income, net of tax:
Unrealized gains in accumulated other comprehensive income, net of tax expense of $8,978 and $3,662 for the three months ended June 30, 2020 and 2019, and $5,162 and $7,615 for the six months ended June 30, 2020 and 2019, respectively	33,773	13,779	19,418	28,647
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $149 and ($24) for the three months ended June 30, 2020 and 2019, and ($258) and ($63) for the six months ended June 30, 2020 and 2019, respectively	(562)	89	969	237
Other comprehensive income, net of tax	33,211	13,868	20,387	28,884
Comprehensive income	$60,059	$52,968	$105,506	$100,883
(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2) Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(4) Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets	June 30, 2020	December 31, 2019
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,286,803 and $1,113,779 as of June 30, 2020 and December 31, 2019, respectively)	$1,339,771	$1,140,940
Cash and cash equivalents (including restricted cash of $2,068 and $2,662 as of June 30, 2020 and December 31, 2019, respectively)	515,450	41,089
Premiums receivable	46,408	46,085
Accrued investment income	7,909	6,831
Prepaid expenses	3,416	3,512
Deferred policy acquisition costs, net	63,619	59,972
Software and equipment, net	26,105	26,096
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	10,263	15,488
Reinsurance recoverable (1)	14,307	4,939
Other assets (1)	16,049	16,232
Total assets	$2,046,931	$1,364,818

Liabilities
Debt	$392,773	$145,764
Unearned premiums	115,236	136,642
Accounts payable and accrued expenses	104,777	39,904
Reserve for insurance claims and claim expenses	69,903	23,752
Reinsurance funds withheld	12,205	14,310
Warrant liability, at fair value	2,698	7,641
Deferred tax liability, net	83,785	56,360
Other liabilities	8,517	10,025
Total liabilities	789,894	434,398

Shareholders' equity
Common stock - class A shares, $0.01 par value; 84,804,766 and 68,358,074 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively (250,000,000 shares authorized)	848	684
Additional paid-in capital	927,950	707,003
Accumulated other comprehensive income, net of tax	37,675	17,288
Retained earnings	290,564	205,445
Total shareholders' equity	1,257,037	930,420
Total liabilities and shareholders' equity	$2,046,931	$1,364,818

(1) Reinsurance recoverable has been reclassified from "Other assets" in the prior period.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended		Quarter ended
	6/30/2020	3/31/2020		6/30/2019
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$98,944	$98,717		$83,249
Net investment income	7,070	8,104		7,629
Net realized investment gains (losses)	711	(72)		(113)
Other revenues	1,223	900		415
Total revenues	107,948	107,649		91,180
Expenses
Insurance claims and claim expenses	34,334	5,697		2,923
Underwriting and operating expenses(1)	30,370	32,277		32,190
Service expenses(1)	1,090	734		353
Interest expense	5,941	2,744		3,071
Loss (gain) from change in fair value of warrant liability	1,236	(5,959)		1,685
Total expenses	72,971	35,493		40,222

Income before income taxes	34,977	72,156		50,958
Income tax expense	8,129	13,885		11,858
Net income	$26,848	$58,271		$39,100

Adjustments:
Net realized investment (gains) losses	(711)	72		113
Loss (gain) from change in fair value of warrant liability	1,236	(5,959)		1,685
Capital markets transaction costs	2,790	474		664
Adjusted income before taxes	38,292	66,743		53,420

Income tax expense on adjustments	437	115		163
Adjusted net income	$29,726	$52,743		$41,399

Weighted average diluted shares outstanding	74,174	70,401		69,590

Diluted EPS	$0.36	$0.74	(2)	$0.56
Adjusted diluted EPS	$0.40	$0.75		$0.59

Return-on-equity	9.6%	24.5%		20.0%
Adjusted return-on-equity	10.7%	22.1%		21.2%

Expense ratio (3)	30.7%	32.7%		38.7%
Adjusted expense ratio (4)	30.5%	32.2%		37.9%

Combined ratio (5)	65.4%	38.5%		42.2%
Adjusted combined ratio (6)	65.2%	38.0%		41.4%

(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2) Diluted net income for the quarter ended March 31, 2020 excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(3) Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4) Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(5) Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(6) Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.

EXHIBIT 99.1

Historical Quarterly Data	2020		2019
	June 30	March 31	December 31	September 30	June 30	March 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$98,944	$98,717	$95,517	$92,381	$83,249	$73,868
Net investment income	7,070	8,104	7,962	7,882	7,629	7,383
Net realized investment gains (losses)	711	(72)	264	81	(113)	(187)
Other revenues	1,223	900	1,154	1,244	415	42
Total revenues	107,948	107,649	104,897	101,588	91,180	81,106
Expenses
Insurance claims and claim expenses	34,334	5,697	4,269	2,572	2,923	2,743
Underwriting and operating expenses(1)	30,370	32,277	31,296	32,335	32,190	30,800
Service expenses(1)	1,090	734	937	909	353	49
Interest expense	5,941	2,744	2,974	2,979	3,071	3,061
Loss (gain) from change in fair value of warrant liability	1,236	(5,959)	2,632	(1,139)	1,685	5,479
Total expenses	72,971	35,493	42,108	37,656	40,222	42,132

Income before income taxes	34,977	72,156	62,789	63,932	50,958	38,974
Income tax expense	8,129	13,885	12,594	14,169	11,858	6,075
Net income	$26,848	$58,271	$50,195	$49,763	$39,100	$32,899

Earnings per share
Basic	$0.36	$0.85	$0.74	$0.73	$0.58	$0.49
Diluted	$0.36	$0.74	$0.71	$0.69	$0.56	$0.48

Weighted average common shares outstanding
Basic	73,617	68,563	68,140	67,849	67,590	66,692
Diluted	74,174	70,401	70,276	70,137	69,590	68,996

Other data
Loss Ratio(2)	34.7%	5.8%	4.5%	2.8%	3.5%	3.7%
Expense Ratio(3)	30.7%	32.7%	32.8%	35.0%	38.7%	41.7%
Combined ratio (4)	65.4%	38.5%	37.2%	37.8%	42.2%	45.4%
(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2) Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(3)  Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4) Combined ratio may not foot due to rounding.

EXHIBIT 99.1
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
        The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(In Millions)
Monthly	$11,885	$10,461	$11,085	$12,994	$11,067	$6,211
Single	1,239	836	864	1,106	1,112	702
Primary	$13,124	$11,297	$11,949	$14,100	$12,179	$6,913

Primary and pool IIF	As of
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(In Millions)
Monthly	$82,848	$81,347	$77,097	$71,814	$63,922	$55,995
Single	16,057	17,147	17,657	17,899	17,786	17,239
Primary	98,905	98,494	94,754	89,713	81,708	73,234

Pool	2,340	2,487	2,570	2,668	2,758	2,838
Total	$101,245	$100,981	$97,324	$92,381	$84,466	$76,072

        The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction and 2020 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction and 2019 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

The QSR Transactions
Ceded risk-in-force	$4,563,676	$4,843,715	$5,137,249	$4,901,809	$4,558,862	$4,534,353
Ceded premiums earned	(23,210)	(23,011)	(23,673)	(23,151)	(20,919)	(21,468)
Ceded claims and claim expenses	8,669	1,532	1,030	766	770	899
Ceding commission earned	4,428	4,513	4,691	4,584	4,171	4,206
Profit commission	5,271	12,413	13,314	13,254	11,884	12,061

The ILN Transactions
Ceded premiums	$(3,267)	$(3,872)	$(4,263)	$(4,409)	$(2,895)	$(3,023)

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	($ Values In Millions, except as noted below)
New insurance written	$13,124	$11,297	$11,949	$14,100	$12,179	$6,913
New risk written	3,260	2,897	3,082	3,651	3,183	1,799
Insurance in force (IIF) (1)	98,905	98,494	94,754	89,713	81,708	73,234
Risk in force (1)	25,238	25,192	24,173	22,810	20,661	18,373
Policies in force (count) (1)	372,934	376,852	366,039	350,395	324,876	297,232
Average loan size ($ value in thousands) (1)	$265	$261	$259	$256	$252	$246
Coverage percentage (2)	25.5%	25.6%	25.5%	25.4%	25.3%	25.1%
Loans in default (count) (1)	10,816	1,449	1,448	1,230	1,028	940
Percentage of loans in default (1)	2.90%	0.38%	0.40%	0.35%	0.32%	0.32%
Risk in force on defaulted loans (1)	$799	$84	$84	$70	$58	$53
Average premium yield (3)	0.40%	0.41%	0.41%	0.43%	0.43%	0.42%
Earnings from cancellations	$15.5	$8.6	$8.0	$7.4	$4.5	$2.3
Annual persistency (4)	64.1%	71.7%	76.8%	82.4%	86.0%	87.2%
Quarterly run-off (5)	12.9%	8.0%	7.7%	7.5%	5.1%	3.3%
(1) Reported as of the end of the period.
(2) Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3) Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4) Defined as the percentage of IIF that remains on our books after a given 12-month period.
(5) Defined as the percentage of IIF that is no longer on our books after a given three month period.
        The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	June 30, 2020	March 31, 2020	June 30, 2019
	($ In Millions)
>= 760	$8,052	$6,290	$5,627
740-759	1,866	1,615	2,165
720-739	1,607	1,579	1,785
700-719	959	1,038	1,337
680-699	514	565	891
<=679	126	210	374
Total	$13,124	$11,297	$12,179
Weighted average FICO	762	757	751

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
95.01% and above	$547	$721	$971
90.01% to 95.00%	5,385	5,009	5,931
85.01% to 90.00%	5,067	4,082	4,085
85.00% and below	2,125	1,485	1,192
Total	$13,124	$11,297	$12,179
Weighted average LTV	90.7%	91.3%	92.0%

Primary NIW by purchase/refinance mix	For the three months ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
Purchase	$7,776	$7,991	$10,697
Refinance	5,348	3,306	1,482
Total	$13,124	$11,297	$12,179

The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2020.

Primary IIF and RIF	As of June 30, 2020
	IIF	RIF
	(In Millions)
June 30, 2020	$23,949	$6,039
2019	34,658	9,017
2018	14,322	3,643
2017	11,548	2,877
2016	9,595	2,428
2015 and before	4,833	1,234
Total	$98,905	$25,238
        The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
>= 760	$48,898	$47,340	$37,830
740-759	15,764	16,060	13,731
720-739	13,882	14,002	11,388
700-719	10,228	10,518	9,028
680-699	6,657	6,879	6,045
<=679	3,476	3,695	3,686
Total	$98,905	$98,494	$81,708

EXHIBIT 99.1

Primary RIF by FICO	As of
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
>= 760	$12,433	$12,076	$9,551
740-759	4,031	4,121	3,499
720-739	3,585	3,626	2,904
700-719	2,625	2,696	2,286
680-699	1,706	1,760	1,524
<=679	858	913	897
Total	$25,238	$25,192	$20,661

Primary IIF by LTV	As of
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
95.01% and above	$8,453	$8,838	$7,925
90.01% to 95.00%	45,862	46,318	38,371
85.01% to 90.00%	32,603	31,729	25,099
85.00% and below	11,987	11,609	10,313
Total	$98,905	$98,494	$81,708

Primary RIF by LTV	As of
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
95.01% and above	$2,387	$2,478	$2,145
90.01% to 95.00%	13,463	13,587	11,206
85.01% to 90.00%	7,985	7,767	6,108
85.00% and below	1,403	1,360	1,202
Total	$25,238	$25,192	$20,661

Primary RIF by Loan Type	As of
	June 30, 2020	March 31, 2020	June 30, 2019

Fixed	98%	98%	98%
Adjustable rate mortgages
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%

EXHIBIT 99.1
        The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Millions)
IIF, beginning of period	$98,494	$94,754	$73,234
NIW	13,124	11,297	12,179
Cancellations, principal repayments and other reductions	(12,713)	(7,557)	(3,705)
IIF, end of period	$98,905	$98,494	$81,708
Geographic Dispersion
        The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2020	March 31, 2020	June 30, 2019
California	11.3%	11.5%	12.3%
Texas	8.1	8.2	8.2
Florida	6.2	5.9	5.4
Virginia	5.4	5.3	5.2
Illinois	4.0	3.8	3.6
Colorado	3.8	3.6	3.4
Pennsylvania	3.6	3.7	3.6
Maryland	3.5	3.4	3.3
Washington	3.4	3.3	3.0
Massachusetts	3.4%	3.3	2.8%
Total	52.7%	52.0%	50.8%

        The table below presents selected primary portfolio statistics, by book year, as of June 30, 2020.

	As of June 30, 2020
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$17	10%	655	98	1	1	0.3%	0.3%	1.0%
2014	3,451	649	19%	14,786	3,633	117	46	4.2%	1.1%	3.2%
2015	12,422	4,167	34%	52,548	20,466	559	106	3.4%	1.3%	2.7%
2016	21,187	9,595	45%	83,626	42,628	1,385	107	3.1%	1.8%	3.2%
2017	21,582	11,548	54%	85,897	51,702	2,132	65	5.2%	2.6%	4.1%
2018	27,295	14,322	52%	104,043	62,237	2,732	37	8.4%	2.7%	4.4%
2019	45,141	34,658	77%	148,423	119,696	3,357	3	12.5%	2.3%	2.8%
2020	24,421	23,949	98%	73,653	72,474	533	—	8.5%	0.7%	0.7%
Total	$155,661	$98,905		563,631	372,934	10,816	365
(1) Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2) Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3) Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
        The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(In Thousands)
Beginning balance	$29,479	$15,537	$23,752	$12,811
Less reinsurance recoverables (1)	(6,193)	(3,678)	(4,939)	(3,001)
Beginning balance, net of reinsurance recoverables	23,286	11,859	18,813	9,810

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	34,958	3,492	42,516	7,401
Prior years (3)	(624)	(569)	(2,485)	(1,735)
Total claims and claim expenses incurred	34,334	2,923	40,031	5,666

Less claims paid:
Claims and claim expenses paid:
Current year (2)	39	—	39	—
Prior years (3)	1,985	674	3,209	1,368
Reinsurance terminations (4)	—	(549)	—	(549)
Total claims and claim expenses paid	2,024	125	3,248	819

Reserve at end of period, net of reinsurance recoverables	55,596	14,657	55,596	14,657
Add reinsurance recoverables (1)	14,307	3,775	14,307	3,775
Ending balance	$69,903	$18,432	$69,903	$18,432

(1) Related to ceded losses recoverable under the QSR Transactions.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance.
(4) Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016 QSR Transaction on a cut-off basis.

        The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Beginning default inventory	1,449	940	1,448	877
Plus: new defaults	9,770	546	10,282	1,120
Less: cures	(353)	(433)	(828)	(907)
Less: claims paid	(49)	(25)	(83)	(62)
Less: claims denied	(1)	—	(3)	—
Ending default inventory	10,816	1,028	10,816	1,028

EXHIBIT 99.1
        The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(In Thousands)
Number of claims paid (1)	49	25	83	62
Total amount paid for claims	$2,578	$788	$4,081	$1,714
Average amount paid per claim	$53	$32	$49	$28
Severity(2)	89%	77%	87%	69%
(1) Count includes one and two claims settled without payment for the three and six months ended June 30, 2020, respectively, and four and seven claims settled without payment for the three and six months ended June 30, 2019, respectively.
(2) Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
        The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of June 30, 2020	As of June 30, 2019
	(In Thousands)
Case (1)	$5.6	$16.4
IBNR (1)(2)	0.9	1.5
Total	$6.5	$17.9
(1) Defined as the gross reserve per insured loan in default.
(2) Amount includes claims adjustment expenses.

        The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	June 30, 2020	March 31, 2020	June 30, 2019
	(In Thousands)
Available Assets	$1,656,426	$1,069,695	$878,550
Risk-Based Required Assets	1,047,619	912,321	782,460